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                                                                       Exhibit 7

                                 FIFTH AMENDMENT

               FIFTH AMENDMENT (this "Amendment"), dated as of February 25, 1998, to the Rights Agreement, dated as of March 2, 1988, as amended by the First Amendment (the "First Amendment"), dated as of June 30, 1989, the Second Amendment (the "Second Amendment"), dated as of June 8, 1991, the Third Amendment (the "Third Amendment"), dated as of July 19, 1991 and the Fourth Amendment (the "Fourth Amendment") dated as of August 26, 1991 (as so amended, the "Rights Agreement"), between Arrow Electronics, Inc., a New York corporation (the "Company") and The Chase Manhattan Bank, a New York corporation, as Rights Agent (the "Rights Agent" which terms shall include any successor Rights Agent under the Rights Agreement).

                                   WITNESSETH:

            WHEREAS, the Company and the Rights Agent have heretofore entered into the Rights Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment; and

            WHEREAS, pursuant to Section 5.5 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of such Section 5.5; and

            WHEREAS, all actions necessary to make this Amendment a valid agreement, enforceable in accordance with its terms, have been taken, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.
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           NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Company and the Rights Agent agree as follows:

      1. Article I, Subsection 1. 1(h) is amended to read in its entirety as follows:

           (h) "Expiration Date" shall mean the earlier of (i) March 1, 2008 and
           (ii) the Redemption Date.

      2. Except as herein above expressly provided, all provisions of the Rights Agreement shall continue in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date above first written.

ARROW ELECTRONICS, INC.

By:___________________________
   Name: Robert E. Klatell
   Title:  Executive Vice President

THE CHASE MANHATTAN BANK

By:___________________________
   Name:   Eric R. Leason
   Title:  Vice President,
           The Chase Manhattan Bank


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                                                  Exhibit 1 to Fifth Amendment



                             ARROW ELECTRONICS, INC.

                      PREFERRED SHARE PURCHASE RIGHTS PLAN

                          The following summary is not
                        complete and is qualified in its
                        entirety by the Rights Agreement,
                         a copy of which can be obtained
                             from the Rights Agent,
                The Chase Manhattan Bank, or from the Company

                                Summary of Terms

Dividend:                        The Board of Directors of the Company has
                                 declared a dividend of one preferred stock purchase Right for each outstanding share of Common Stock, payable on March 14, 1988 to shareholders of record on March 14, 1988. The rights will not be exercisable or separable from the Common Stock prior to the initial exercise date (discussed below) and until such time certificates for shares of Common Stock will also represent a similar number of Rights.

Initial Exercise Date            Rights initially become exercisable on the
of the Rights:                   tenth day after the earlier of: (a) the date of
                                 public announcement that any person (a broadly
                                 defined term) has acquired beneficial ownership
                                 (a broadly defined term) of 20% (the
                                 "Percentage") or more of the Company's Common
                                 Stock (any such person being called an
                                 "Acquiring Person," a definition which does not
                                 include (x) the Company, (y) any wholly-owned
                                 subsidiary of the Company, and (z) Lex Service
                                 plc and certain of its subsidiaries
                                 (collectively, the "Grandfathered Stockholder")
                                 with respect to the shares of Common Stock
                                 acquired or to be acquired by the Grandfathered
                                 Stockholder pursuant to a certain purchase and
                                 sale agreement or a certain stockholders'
                                 agreement (each as more fully described in the
                                 Fourth
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                                 Amendment to the Rights Agreement dated as of
                                 August 26, 1991), until the Grandfathered
                                 Stockholder reduces its beneficial ownership of such Common Stock of the Company to an amount which is less than the Percentage of the outstanding shares of Common Stock of the Company; and (b) the date a person commences or makes a public announcement of an intent to commence a tender or exchange offer which would result in the beneficial ownership of 30% or more of the Company's Common Stock (even if no purchases actually occur). Upon the occurrence of the initial exercise date, the Company will mail certificates evidencing the Rights, together with an information statement containing instructions regarding exercise of the Rights and other appropriate information, to the Company's shareholders.

Preferred Stock                  Each Right entitles the holder after the
Purchasable:                     initial exercise date to purchase, for $50,
                                 1/100th of a share of a new issue of preferred stock of the Company. The preferred stock will have a liquidation value of the $5000 per share and will bear dividends equal to the dividends on 100 share of Common Stock.

"Flip-in" Trigger:               If any person becomes an Acquiring Person,
                                 then:

                                 (i)   Rights owned by the person acquiring
                                       such stock or transferees thereof will
                                       automatically be void; and

                                 (ii)  each other Right will automatically
                                       become a right to buy, for the Exercise
                                       Price, that number of shares of Common
                                       Stock having a market value of twice the Exercise Price.

"Flip-over" Trigger:             In the event, directly or indirectly:

                                 (a)   the Company effects a consolidation or
                                       merger with any other person (other
                                       than a wholly owned subsidiary of the
                                       Company) in which all or part of the
                                       Company's Common Stock is changed in
                                       any way or converted into or exchanged
                                       for stock, other securities or other
                                       property;


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                                 (b)   the Company or a subsidiary sells or
                                       otherwise transfers, in one or more
                                       transactions, assets (i) aggregating
                                       more than 50% of the assets (measured
                                       by book value or fair market value) or
                                       (ii) generating more than 50% of the
                                       operating income or cash flow, of the
                                       Company and its subsidiaries (taken as
                                       a whole) to any other person (other
                                       than the Company or any of its
                                       wholly-owned subsidiaries) or to two
                                       or more such person which are
                                       affiliated;

                                 (c) a person beneficially owning 20% or more of the Company's Common Stock, or any affiliate or associate of such a person (other than the Company or any of its wholly-owned subsidiaries), consolidates with or merges with the Company;

                                 (d)   the Company or a subsidiary enters
                                       into any transaction, or series of
                                       transactions occurring within 12
                                       calendar months, with a person, or an
                                       affiliate or associate of a person
                                       (other than the Company or any of its
                                       wholly-owned subsidiaries),
                                       beneficially owning 20% or more of the
                                       Company's Common Stock, involving (i)
                                       the acquisition by such person or
                                       affiliate or associate of capital
                                       stock of the Company or a subsidiary
                                       (other than as part of a pro rata
                                       distribution to stockholders), (ii)
                                       the acquisition or disposition of
                                       assets worth more than $15,000,000
                                       other than in the ordinary course of
                                       business or the acquisition or
                                       disposition of assets on terms less
                                       favorable than obtainable through
                                       arm's-length negotiations or (iii)
                                       certain other specified matters;

                                 (e)   at any time when there is a person
                                       beneficially owning 50% or more of the
                                       Company's Common Stock, the Company fails to pay or reduces a dividend (except in certain specified cases); or

                                 (f)   certain other specified events occur;
                                       then each Rights holder will have the
                                       right to purchase, for the $50 Exercise
                                       Price, a number of shares of common stock of the person engaging in the


                                       3
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                                       transaction or the person beneficially
                                       owning 20% or more or 50% or more of the Company's Common Stock, as the case may be, having a then current market value of twice the Exercise Price.

Transferability of the           Until the initial exercise date, Rights are
Rights:                          transferable only with the transfer of Common
                                 Stock. After the initial exercise date, Rights will be separately transferable, but only on the registry books of the Rights Agent.

Redemption of the                Rights are redeemable at the Company's option
Rights:                          for $0.01 per Right, payable either in cash or
                                 Common Stock of the Company at the Company's option. Except as set forth below, the Rights will not be redeemable at any time following the tenth day after the public announcement that any person has become an Acquiring Person.
                                 Although the Company's right of redemption terminates 10 days after a person becomes an Acquiring Person, the right of redemption is revived if that person sells enough shares to reduce its ownership below 10% and no other 20% shareholder exists. In addition, the Rights may be redeemed at any time in connection with a merger or sale of all or substantially all of the assets of the Company that involves a Person other than an Acquiring Person and has been approved by holders of a majority of the outstanding Common Stock not owned by an Acquiring Person.

Expiration of the                The Rights will expire on March 1, 2008.
Rights:

Amendment of Terms of            The terms of the Rights may be amended without
Rights:                          consent of the holders, provided the amendment
                                 does not adversely affect the interests of those holders.

Voting Rights:                   Rights will not have any voting rights.

Antidilution                     Rights have the benefit of certain customary
Provisions:                      antidilution provisions.

Taxes:                           The present distribution of the Rights
                                 should not be taxable for federal income tax purposes to either the Company or shareholders. Shareholders may, depending upon their individual circumstances,


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                                 recognize taxable income when the Rights become
                                 exercisable. Shareholders should consult with their own tax advisors regarding the consequences of holding and exercising Rights.


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                                                    Exhibit 2 to Fifth Amendment

                                                                       EXHIBIT C

                          [Form of Rights Certificate]

Certificate No. W-                                                      Rights

            THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.

                               Rights Certificate

                             ARROW ELECTRONICS, INC.

            This certifies that                    , or registered assigns, is
the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 2, 1988 and amended as of June 30, 1989, as of June 8, 1991, as of July 19, 1991, as of August 26, 1991 and as of February 25, 1998 (as such may be amended from time to time, the "Rights Agreement"), between Arrow Electronics, Inc., a New York corporation (the "Company"), and The Chase Manhattan Bank, a New York corporation, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Date (as such term is defined in the Rights Agreement) and prior to the Expiration Date (as such term is defined in the Rights Agreement), at the office of the Rights Agent designated for such purpose, the number of fully paid nonassessable shares of Participating Preferred Stock, par value $1.00 per share (the "Participating Preferred Stock"), of the Company equal to one one-hundredth of the number of Rights set forth above (subject to adjustment as provided in the Rights Agreement), at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with
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                                      - 2 -


the Form of Election to Exercise duly executed. The Exercise Price shall initially be $50 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

           In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities or assets of the Company other than Participating Preferred Stock, all as provided in the Rights Agreement.

           This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available upon written request from either the Company or the Rights Agent.

            This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $.0l per Right, payable in cash or in Common Stock of the Company at the Company's option, subject to adjustment in certain events as provided in the Rights Agreement.


            If the Company elects not to issue fractional shares of Participating Preferred Stock, it shall, in lieu thereof, issue depository receipts, as provided in the Rights Agreement.
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                                      - 3 -


            No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Participating Preferred Stock or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

            This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
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                                      - 4 -


            WITNESS the facsimile signature of the proper officers of the
Company and its corporate seal Dated as of [              ].
ATTEST:                                                ARROW ELECTRONICS, INC.

_________________________                              By_______________________
      Secretary

Countersigned:

THE CHASE MANHATTAN BANK

By ______________________
   Authorized Signature
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                 [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

            (To be executed by the registered holder if such holder desires to transfer the Rights Certificates.)

            FOR VALUE RECEIVED              hereby sells, assigns and transfers

unto ___________________________________________________________________________
                               (Please print name
________________________________________________________________________________
                           and address of transferee)

this Rights Certificate, together with all right, title and interest therein,
and does hereby irrevocably constitute and appoint                Attorney,
to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.
Dated:                   19
Signature Guaranteed:

                                        ________________________________________
                                        Signature
                                        (Signature must correspond to name as
                                        written upon the face of this Rights
                                        Certificate in every particular, without alteration or enlargement or any change whatsoever)

            Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

________________________________________________________________________________
                            (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                ________________________________
                                                Signature
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                                      -2-
________________________________________________________________________________

                                     NOTICE

           In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.
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                   [To be attached to each Rights Certificate]

                          FORM OF ELECTION TO EXERCISE

                      (To be executed if holder desires to
                        exercise the Rights Certificate.)

TO:  ARROW ELECTRONICS, INC.

            The undersigned hereby irrevocably elects to exercise
                           whole Rights represented by the attached Rights
Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

                        Address:

                        Social Security or Other Taxpayer
                        Identification Number:

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

                        Address:

                        Social Security or Other Taxpayer
                        Identification Number:

Dated:                 19

Signature Guaranteed:

                                        Signature
                                        (Signature must correspond to name as
                                        written upon the face of this Rights
                                        Certificate in every particular, without
                                        alteration or enlargement or any change
                                        whatsoever)
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                                     - 2 -


            Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

________________________________________________________________________________
                            (To be completed if true)

            The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by the enclosed Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                          ______________________________________
                                          Signature



________________________________________________________________________________

                                     NOTICE

            In the event the certification set forth above is not completed in connection with a purported exercise, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.